EXHIBIT 99(i)

Law Offices of

Paul, Hastings, Janofsky & Walker LLP

A Limited Liability Partnership Including Professional Corporations

55 Second Street

Twenty-Fourth Floor

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet: www.paulhastings.com

April 29, 2009

Matthews International Funds
Four Embarcadero Center, Suite 550
San Francisco, California 94111

Re:	Matthews International Funds (d/b/a Matthews Asia Funds)
File Nos. 33-78960 and 811-08510 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 36 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP